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                                  EXHIBIT 21

                                 SUBSIDIARIES

THE FOLLOWING IS A LIST OF THE COMPANY'S SUBSIDIARIES:

                                                           Percentage of Voting
                                            Organized      Securities Owned By
Name                                      Under Laws of         Keane, Inc.
----                                      -------------    --------------------

Dataskills, Inc.                          Massachusetts           100%
Keane Federal Systems, Inc.                 Delaware              100%
Keane Canada, Inc.                           Canada               100%
169963 Canada, Inc.                          Canada               100%
Keane Securities Corporation              Massachusetts           100%
Keane Technology Services Company          California             100%
Keane Consulting Group                      Illinois              100%
(formally Bricker & Associates, Inc.)
Keane Limited, Inc.                      United Kingdom           100%
Keane Tech, LLC                            Delaware               100%
Keane Business Trust                      Massachusetts           100%
Keane Care, Inc.                           Washington             100%
 (formally Care Computer Systems, Inc.)
Keane Service Company                      California             100%